UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 27, 2025

MONOPAR THERAPEUTICS INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39070	32-0463781
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Skokie Blvd., Suite 350, Wilmette, IL	60091
(Address of principal executive offices)	(Zip Code)

(847) 388-0349
Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	MNPR	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 28, 2025, Karthik Radhakrishnan’s employment with Monopar Therapeutics Inc. (the “Company” or “Monopar”) terminated. As of such date, Mr. Radhakrishan will no longer serve as the Company’s Chief Financial Officer, principal financial officer, or principal accounting officer.

On February 27, 2025, the Company’s Board of Directors appointed Quan Vu, age 53, to succeed Mr. Radhakrishnan as Monopar’s Chief Financial Officer, principal accounting officer and principal financial officer effective March 3, 2025. Mr. Vu brings over 20 years of corporate and financial strategy, investment banking and public company experience.  From October 2024 through February 2025, Mr. Vu served as a Venture Partner of ZhongMei Capital, an investment firm focused on early-stage biopharmaceutical companies. In 2023 he served as Chief Financial Officer and Chief Business Officer of Ocugen, Inc. (NASDAQ: OCGN) and prior to that, he served as Chief Operating Officer and Chief Business Officer for 180 Life Sciences Corp. (NASDAQ: ATNF) from November 2021 to January 2023. Before joining 180 Life Sciences and since 2019, Mr. Vu has provided services as a consultant/independent contractor through his own consulting firm, Melius BioPharma Consulting. Under Melius, he has served in various capacities for the following companies: 1) LS Associates, a life science services firm and a member company of LifeSci Partners, as an interim C-suite consultant since July 2020; 2) Baleena Bioscience, Inc., a biomedical company focused on healthspan, as CEO from April 2021 through October 2021; and 3) Solganick & Co., a technology investment banking firm, as Managing Director and Co-Head of Healthcare IT, from September 2019 through October 2021 and again from August 2024 through February 2025. From September 2016 to August 2019, Mr. Vu served as Vice President and Head of Strategy and Corporate & Business Development at Opiant Pharmaceuticals, Inc., a publicly-traded specialty pharmaceutical company acquired by Indivior PLC (LSE: INDV.L). Prior to Opiant, he held leadership roles of increasing responsibility at Impax Laboratories, Inc., Elevance Health, Inc. (formerly Anthem, Inc.) and Amgen, Inc. Earlier in his career, he worked in the healthcare corporate finance and M&A departments at bulge-bracket investment banks, including Morgan Stanley and Goldman Sachs. Mr. Vu obtained his MS in Legal Studies from Cornell University Law School and BA in Economics from UCLA, graduating summa cum laude with College Honors and Economics Departmental Honors. He is also a Certified Treasury Professional (inactive).

In connection with his appointment as Chief Financial Officer, Mr. Vu will receive an annual salary of $350,000, an annual target bonus of up to 35% of base salary and stock options to purchase 25,000 of Monopar’s Common stock to vest 6/48ths on September 3, 2025 and 1/48th per month thereafter under Monopar’s 2016 Stock Incentive Plan, as amended. The stock options expire 10 years from the grant date of March 3, 2025.

Mr. Vu has not engaged in any transaction that would be reportable as a related party transaction under Item 404(a) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Monopar Therapeutics Inc.

Date: March 3, 2025	By:	/s/ Chandler D. Robinson
	Name:	Chandler D. Robinson
	Title:	Chief Executive Officer and Director